SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15 (D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



         Date of report (Date of earliest event reported): May 20, 2002



                                  Clixtix, Inc.
               (Exact Name of Registrant as Specified in Charter)



        New York                333-46828                       13-3526402
(State of Incorporation)(Commission File Number)(IRS Employer Identification No)


               1501 Broadway, Suite 1807, New York, New York 10036
               ---------------------------------------------------
               (Address of principal executive offices)(Zip Code)


                                 (212) 768-2383
                                 --------------
              (Registrant's telephone number, including area code)




                         Phyllis Maxwell's Groups, Inc.
             (Former name or address, if changed since last report)

                    INFORMATION TO BE INCLUDED IN THE REPORT

Item 4.  Changes in Registrant's Certifying Accountant.

         On May 20, 2002, Marden Harrison & Kreuter CPAs P.C. ("MHK"), the principal independent accountant of Clixtix, Inc. (the "Company") resigned. The report of MHK on the Company's financial statements for the last two years did not contain any adverse opinions or disclaimers of opinion. Nor were any reports modified as to uncertainty, audit scope, or accounting principles.

         There was no decision to change accountants that was recommended or approved by the Company's Board of Directors or any committee thereof.

         The Company did not have any disagreements with MHK on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure.

         The Company has provided MHK with a copy of this Form 8K. A letter from MHK to the Securities and Exchange Commission has been included as an Exhibit 16 hereto.

         On May 21, 2002, the Company engaged Richard M. Prinzi, Jr., CPA as the principal accountant to audit the Company's financial statements.


Item 5.  Other Events.

         On April 29, 2002, Mr. Allen Vershel, the Company's director, resigned. There were no disagreements between the Company and Mr. Vershel on any matters relating to the Company's operations, policies or practices.

Item 7.  Financial Statements and Exhibits.

Exhibit 16.       Letter on change in certifying accountant.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                Clixtix, Inc.

                                                (Registrant)


Dated:  May 28, 2002                            By:   /s/ "Phyllis Maxwell"
                                                    ----------------------
                                                   Phyllis Maxwell, President

Exhibit 16


                [LETTERHEAD OF MARDEN HARRISON & KREUTER CPAS PC]



Securities and Exchange Commission
Washington, D.C. 20549



Gentleman:

We were previously principal accountants for Clixtix, Inc. and its subsidiary (collectively the "Company") and on May 8, 2002, we reported on the condensed consolidated financial statements of the Company for the three months ended March 31, 2002.

Effective May 20, 2002, we have resigned from this account due primarily to fee issues.
We have not had any disagreements with the Company on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure or any reportable events.


Very truly yours,

/s/ Marden Harrison & Kreuter

White Plains, New York
May 20, 2002